As filed with the Securities and Exchange Commission on March 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seelos Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan

(Full title of the plans)

Raj Mehra, Ph.D.

President, Chief Executive Officer and Chairman of the Board of Directors

Seelos Therapeutics, Inc.

300 Park Avenue, 2nd Floor

New York, NY 10022

(646) 293-2100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

Seelos Therapeutics, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 106,206 additional shares of its common stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to the Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan (the “2012 Plan”), which includes 106,188 shares of Common Stock issuable pursuant to options granted pursuant to the 2012 Plan. The 2012 Plan, including the shares of Common Stock available for issuance pursuant thereto, has been previously approved by the Registrant’s stockholders.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-182704, 333-191680, 333-204748, 333-210040, 333-215419, 333-218368, 333-229846, 333-238562, 333-255670, 333-262224 and 333-270435) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 17, 2012, October 10, 2013, June 5, 2015, March 9, 2016, January 4, 2017, May 31, 2017, February 25, 2019, May 21, 2020, April 30, 2021, January 18, 2022, and March 10, 2023 (collectively, the “Prior Registration Statements”), the Registrant previously registered an aggregate of 680,429 shares of Common Stock under the 2012 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 6, 2024; and
(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2024 and January 22, 2024; and
(c)	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 000-22245), filed with the Commission on April 10, 2000, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 6, 2024.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this Registration Statement). Requests for such information should be directed to:

Seelos Therapeutics, Inc.

300 Park Avenue, 2nd Floor

New York, NY 10022

(646) 293-2100

Item 8. Exhibits.

Exhibit
Number	Description of Document
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3	Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5	Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6	Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 24, 2011).

3.7	Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9	Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

Exhibit
Number	Description of Document
3.10	Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.11	Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.12	Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.12 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018).

3.13	Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 a.m. Eastern Time).

3.14	Certificate of Amendment related to the Name Change, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 a.m. Eastern Time).

3.15	Certificate of Correction to Certificate of Amended and Restated Articles of Incorporation of the Registrant, dated March 25, 2020 (incorporated herein by reference to Exhibit 3.16 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2020).

3.16	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 18, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2020).

3.17	Certificate of Correction of the Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 20, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 21, 2020).

3.18	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 21, 2021 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2021).

3.19	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed May 18, 2023 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2023).

3.20	Certificate of Change filed with the Secretary of State of the State of Nevada (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2023).

3.21	Certificate of Amendment to the Amended and Restated Articles of Incorporation of Seelos Therapeutics, Inc., filed January 10, 2024 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2024).

Exhibit
Number	Description of Document
3.23	Amended and Restated Bylaws, effective as of March 23, 2023 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2023).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Seelos Therapeutics, Inc. Amended and Restated 2012 Stock Long Term Incentive Plan, effective May 15, 2020 (incorporated herein by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2020).

4.3	Form of Stock Option Grant Notice and Stock Option Agreement under the Registrant’s 2012 Stock Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 6, 2024.

SEELOS THERAPEUTICS, INC.

By:	/s/ Raj Mehra, Ph.D.
Raj Mehra, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raj Mehra, Ph.D. and Michael Golembiewski, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Mehra, Ph.D.	President, Chief Executive Officer and Chairman of the Board	March 6, 2024
Raj Mehra, Ph.D.	(Principal Executive Officer)

/s/ Michael Golembiewski	Chief Financial Officer	March 6, 2024
Michael Golembiewski	(Principal Financial and Accounting Officer)

/s/ Margaret Dalesandro, Ph.D.	Director	March 6, 2024
Margaret Dalesandro, Ph.D.

/s/ Brian Lian, Ph.D.	Director	March 6, 2024
Brian Lian, Ph.D.

/s/ Daniel J. O’Connor, J.D.	Director	March 6, 2024
Daniel J. O’Connor, J.D.

/s/ Richard W. Pascoe	Director	March 6, 2024
Richard W. Pascoe